                                                                       (d)(4)(i)

                               FIRST AMENDMENT TO
                   AMENDED AND RESTATED SUB-ADVISORY AGREEMENT

                                ING MUTUAL FUNDS

     This First Amendment, effective as of December 15, 2006, amends the Sub-Advisory Agreement (the "Agreement") dated the 7th day of December 2005 between ING Investments, LLC, an Arizona limited liability company (the "Manager") and ING Investment Management Advisors B.V., an indirect wholly owned subsidiary of ING Groep N.V., domiciled in The Hague, The Netherlands (the "Sub-Adviser").

                                   WITNESSETH

     WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of December 15, 2006.

     NOW, THEREFORE, the parties agree as follows:

     1. The first two sentences of Section 16 (a) are hereby deleted in their entirety and replaced with the following:

          With respect to each Series identified as a Series on SCHEDULE A hereto as in effect on the date of this Amendment, unless earlier terminated with respect to any Series this Agreement shall continue in full force and effect through NOVEMBER 30, 2007. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Fund, or (ii) the vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

          With respect to any Series that was added to SCHEDULE A hereto as a Series after the date of this Amendment, the Agreement shall become effective on the later of (i) the date SCHEDULE A is amended to reflect the addition of such Series as a Series under the Agreement or (ii) the date upon which the shares of the Series are first sold to the public, subject to the condition that the Fund's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of such Series, shall have approved this Agreement. Unless terminated earlier as provided herein with respect to any such Series, the Agreement shall continue in full force and effect for a period of two years from the date of its effectiveness (as identified above) with respect to that Series. Thereafter, unless earlier terminated with respect to a Series, the Agreement shall continue in full force and effect with respect to each such Series for periods of one year, provided that such continuance is specifically approved at least annually by (i) the vote of a majority of the Board of Trustees of the Fund, or (ii) vote of a majority of the outstanding voting shares

                                                                       (d)(4)(i)

     of such Series (as defined in the 1940 Act), and provided that such continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval.

     2. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     3. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                        ING INVESTMENTS, LLC


                                        By: /s/ Todd Modic
                                            ------------------------------------
                                            Todd Modic
                                            Senior Vice President


                                        ING INVESTMENT MANAGEMENT ADVISORS B.V.


                                        By: /s/ MFN Van Elk
                                            ------------------------------------
                                        Name: M.F.N. Van Elk
                                        Title: Director